UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2013

HIGHWATER ETHANOL, LLC
(Exact name of small business issuer as specified in its charter)

Minnesota	333-137482	20-4798531
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

24500 US HWY 14, PO Box 96, Lamberton, MN	56152
(Address of principal executive offices)	(Zip Code)

(507) 752-6160
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On September 27, 2013 (with an effective date of September 26, 2013), Highwater Ethanol, LLC (the "Company") entered into a series of related definitive agreements with Butamax Advanced Biofuels, LLC ("Butamax") which include an Easement for Construction and Process Demonstration Agreement, an Equipment Lease Agreement, a Technology License Agreement, a Technology Demonstration Risk Reduction Agreement and a Security Agreement (collectively, the "Agreements") pursuant to which Butamax has agreed to install and lease its corn oil separation system and license to the Company its proprietary, patent-protected corn oil separation technology.  Installation by Butamax of the corn oil separation system and technology is scheduled to start in September 2013 with a goal to be operational during the 1st quarter of 2014.  Pursuant to the Agreements, Butamax's corn oil separation system and technology will be provided to the Company for a term of 120 months (unless extended or terminated pursuant to the terms of the Agreements) in exchange for the payment of certain license fees.  These license fees are subject to being reduced under the terms of the Agreements if the corn oil separation system does not meet certain performance goals.  The Agreements provide that the corn oil separation system shall be conveyed to the Company at the end of the term so long as the Company is not in breach of the Agreements. The Company has granted a security interest to Butamax in the corn oil separation system to secure its obligations under the Agreements.

The Company and Butamax entered into a letter of intent for isobutanol production in December 2011, and the corn oil separation system is part of a Phase 1 project working towards this intent. However, Phase 2 will be dependent on completion of separate definitive agreements for isobutanol production.  If the definitive agreements for isobutanol production are not executed, either the Company or Butamax may request that the corn oil separation system be removed and the license for the technology terminated.

Pursuant to the Agreements, the Company agreed, subject to certain obligations of confidentiality, to provide Butamax with Company information on a monthly basis including business and financial information and has granted Butamax the option to have a representative present in Company board and committee meetings as an observer.  The Company has also agreed to give Butamax notice in the event of an issuance or sale of membership interests or convertible debt instruments.

Item 7.01 Regulation FD Disclosure

On October 2, 2013, Butamax Advanced Biofuels, LLC issued a press release announcing the execution of the Agreements with the Company. The press release is attached hereto as Exhibit 99.1.

This Report on Form 8-K is being furnished pursuant to Item 7.01 Regulation FD Disclosure. The information furnished, including exhibits, is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits

(a)	None.

(b)	None.

(c)	None.

(d)	Exhibits

Exhibit No.            Description

99.1        Press Release dated October 2, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHWATER ETHANOL, LLC

Date: October 2, 2013
Brian Kletscher, Chief Executive Officer